Exhibit 99.2

TSX:IN Nasdaq:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Announces Voluntary Delisting from TSX

All common shares will continue to be listed and tradable on the Nasdaq

Vancouver, BC – April 27, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq:INM) (TSX:IN), a clinical-stage company developing cannabinoid-based pharmaceutical drug candidates and leading the clinical development of cannabinol (“CBN”), today announced that, based on the strong trading data on the Nasdaq, it has provided written notice to the Toronto Stock Exchange (the “TSX”) regarding the voluntary delisting of its common shares. InMed’s common shares will continue to be listed and tradable on the Nasdaq under “INM”.

The Company believes that the trading volume of its shares on the TSX no longer justifies the expense and administrative efforts associated with maintaining this dual listing. InMed’s listing on Nasdaq provides its shareholders with good liquidity, as Nasdaq has accounted for approximately 86% of its trading volume since its November 12, 2020 listing. The substantial savings in exchange fees, legal fees, and managerial time and effort to maintain a dual listing can be redirected into scientific programs, further advancing the business of the Company. InMed’s common shares will continue to be listed and traded on Nasdaq and its Canadian shareholders’ existing shares will trade through their brokers on the Nasdaq stock exchange. InMed anticipates that its common shares will be delisted from the TSX at the close of trading on or about May 7, 2021.

As most brokers in Canada, including discount and online brokers, have the ability to buy and sell securities listed on Nasdaq, InMed’s Nasdaq listing will continue to provide shareholders with the same accessibility to trade the Company’s common shares. Shareholders holding shares in Canadian brokerage accounts should contact their brokers to confirm how to trade InMed’s shares on the Nasdaq exchange.

For answers to frequently asked questions about the voluntary delisting, please visit  the FAQ section of the Company’s website.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (CBN), in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Edison Group
Joe Green/Laine Yonker
T: +1.646.653.7030/+1.646.653.7035
E:	jgreen@edisongroup.com
lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the delisting of the common shares from the TSX; the achievement of administrative and regulatory efficiencies; the continued listing and trading of the common shares on NASDAQ; the ability of Canadian shareholders to trade through their brokers on NASDAQ; developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of CBN, in diseases with high unmet medical need; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all; InMed’s securities may not be delisted from the TSX in the time expected or at all; InMed may not be able to advance its product candidates on a timely basis, or at all; economic or market conditions may worsen; InMed’s cannabinoid manufacturing process and drug development programs may not deliver the expected level of results; and InMed may not be able to provide new therapeutic alternatives that benefit patients via cannabinoid-based medicines. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s filings with the Security and Exchange Commission and the most recent Annual Information Form filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

NEITHER THE TORONTO STOCK EXCHANGE NOR ITS REGULATIONS SERVICES PROVIDER HAVE REVIEWED OR ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.